EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K, of our report dated March 21, 2002 included in the Company's previously filed registration statements on (1) the Company's 1995 Nonemployee Director Stock Option Plan (File No. 333-40639), (2) the Company's 1995 Long Term Incentive Plan (File No. 333-40641), (3) the Company's Core Laboratories, Inc. Profit Sharing Retirement Plan (File No. 33-80473), and (4) Form S-3 Registration Statement (File No. 333-36042).

                                        ARTHUR ANDERSEN LLP

Houston, Texas
March 21, 2002